                                                                    Exhibit 1(a)

                            ARTICLES OF INCORPORATION

                                       OF

                     MITSUBISHI TOKYO FINANCIAL GROUP, Inc.

                          CHAPTER I. GENERAL PROVISIONS

(Trade Name)

Article 1.

         The Company shall be called "Kabushiki Kaisha Mitsubishi Tokyo Financial Group" and shall be rendered in English as "Mitsubishi Tokyo Financial Group, Inc." (hereinafter referred to as the "Company").

(Purpose)

Article 2.

         The purpose of the Company shall be to engage in the following business as a bank holding company:

         1. Administration of management of banks, trust banks, specialized securities companies, insurance companies or other companies which the Company may own as its subsidiaries under the Banking Law; and

         2. Any other business incidental to the foregoing business mentioned in the preceding item.

(Location of Head Office)

Article 3.

         The Company shall have its head office in Chiyoda-ku, Tokyo.

(Method of Public Notice)

Article 4.

         Public notices of the Company shall be given in the Nihon Keizai Shimbun published in Tokyo.

                                   CHAPTER II.

                                     SHARES

(Total Number of Shares Authorized to be Issued)

Article 5.

         The aggregate number of shares authorized to be issued by the Company shall be twenty-two million, four hundred and twenty-one thousand, four hundred (22,421,400) shares, twenty-two million (22,000,000) of which being Ordinary Shares, eighty-one thousand four hundred (81,400) of which being Class 1 Preferred Shares, one hundred thousand (100,000) of which being Class 2 Preferred Shares, one hundred and twenty thousand (120,000) of which being Class 3 Preferred Shares, and one hundred and twenty thousand (120,000) of which being Class 4 Preferred Shares. Provided, however, that if any number of the shares are retired or any number of the Class 2 Preferred Shares and Class 4 Preferred Shares are converted to Ordinary Shares, such number shall accordingly be deducted from the relevant number of Shares authorized to be issued.

(Record Date)

Article 6.

1. The Company shall deem the shareholders (including beneficial shareholders; the same shall apply hereinafter) whose names have been entered or recorded in the final register of shareholders (including the register of beneficial shareholders; the same shall apply hereinafter) as of March 31 of each year as the shareholders entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant fiscal year.

2. In addition to the preceding paragraph, whenever necessary, the Company may, upon giving prior public notice, fix a date as a record date and may deem the shareholders or registered pledgees whose names have been entered or recorded in the register of shareholders as at such date, or the fractional shareholders whose names have been entered or recorded in the ledger of fractional shares as at such date, as the shareholders, the registered pledgees or the fractional shareholders entitled to exercise their rights.

(Request for Sale of Fractional Shares)

Article 7.

1. A fractional shareholder may request the Company to sell fractional shares which shall become one (1) share if combined with the fractional shares already held by such fractional shareholder.

2. In case of a request provided for in the preceding paragraph, the Company may not comply with the request if the Company does not own fractional shares to be sold to such fractional shareholder.

(Transfer Agent)

Article 8.

1. The Company shall have a transfer agent for its shares and fractional shares.

2. The transfer agent and its place of business shall be designated by resolution of the Board of Directors, and public notice thereof shall be given.

3. The register of shareholders, the ledger of fractional shares and the register of loss of share certificates of the Company shall be kept at the place of business of the transfer agent. The registration of transfer of shares, registration of pledges on shares, entries or records in the register of beneficial shareholders and in the register of loss of share certificates as well as in the ledger of fractional shares, purchase of fractional shares by the Company and sale of fractional shares by the Company, and any other business with respect to the shares and fractional shares shall be handled by the transfer agent and not by the Company.

(Share Handling Regulations)

Article 9.

         The denomination of share certificates to be issued by the Company, registration of transfers of shares, registration of pledges on shares, entries or record in the register of beneficial shareholders and in the register of loss of share certificates as well as in the ledger of fractional shares, purchase of fractional shares by the Company and sale of fractional shares by the Company, and any other handling with respect to the shares and fractional shares as well as the fees therefor shall be governed by the Share Handling Regulations established by the Board of Directors.

                                   CHAPTER III

                                PREFERRED SHARES

(Preferred Dividends)

Article 10.

1. The Company shall pay dividends on Preferred Shares (hereinafter referred to as the "Preferred Dividends") in the amount of eighty-two thousand, five hundred (82,500) yen per share per year for Class 1 Preferred Shares and in the amount of sixteen thousand, two hundred (16,200) yen per share per year for Class 2 Preferred Shares, to the holders of Preferred Shares (hereinafter referred to as the "Preferred Shareholders") or registered pledgees in respect of Preferred Shares (hereinafter referred to as the "Preferred Registered Pledgees"), whose names have been entered or recorded in the final register of shareholders as of March 31 of each year, in priority to the holders of Ordinary Shares (hereinafter referred to as the "Ordinary Shareholders"), registered pledgees in respect of Ordinary Shares (hereinafter referred to as the "Ordinary Registered Pledgees") or holders of fractional Ordinary Shares (hereinafter referred to as the "Holders of Fractional Ordinary Shares"); provided, however, that in case a whole or a part of the Preferred Interim Dividends provided for in Article 11 hereof has been paid in the relevant fiscal year, the amount so paid shall be deducted accordingly from the prescribed amount of Preferred Dividends.

2. The Company shall pay the Preferred Dividends in such amount as determined by resolution of the Board of Directors adopted on issuance of the relevant Preferred Shares, up to two hundred and fifty thousand (250,000) yen per share per year for Class 3 Preferred Shares and up to one hundred twenty-five thousand (125,000) yen per share per year for Class 4 Preferred Shares, respectively, to the Preferred Shareholders or Preferred Registered Pledgees whose names have been entered or recorded in the final register of shareholders as of March 31 of each year, in priority to the Ordinary Shareholders, Ordinary Registered Pledgees or Holders of Fractional Ordinary Shares; provided, however, that in case a whole or a part of the Preferred Interim Dividends provided for in Article 11 of these Articles has been paid in the relevant fiscal year, the amount so paid shall be deducted accordingly from the prescribed amount of Preferred Dividends.

3. In a given fiscal year, if the aggregate amount paid to a Preferred Shareholder or Preferred Registered Pledgee as dividends is less than the prescribed amount of the relevant Preferred Dividend, the unpaid amount shall not be carried over to nor accumulated in subsequent fiscal years.

4. The Company shall not pay to any Preferred Shareholder or Registered Preferred Pledgee as dividends, any amount in excess of the prescribed amount of the relevant Preferred Dividends.

(Preferred Interim Dividends)

Article 11.

1. In respect of Interim Dividends provided for in Article 36 of these Articles (hereinafter referred to as the "Preferred Interim Dividends"), the Company shall make a cash distribution in the amount of forty-one thousand, two hundred fifty (41,250) yen per share for Class 1 Preferred Shares and in the amount of eight thousand, one hundred (8,100) yen per share for Class 2 Preferred Shares to the Preferred Shareholders or Preferred Registered Pledgees in priority to the Ordinary Shareholders, Ordinary Registered Pledgees or Holders of Fractional Ordinary Shares.

2. In respect of Interim Dividends provided for in Article 36 of these Articles, the Company shall pay the Preferred Interim Dividends in such amount as determined by resolution of the Board of Directors adopted on issuance of the relevant Preferred Shares up to one hundred twenty-five thousand (125,000) yen per share for Class 3 Preferred Shares and up to sixty-two thousand, five hundred (62,500) yen per share for Class 4 Preferred Shares, respectively, to the Preferred Shareholders or Preferred Registered Pledgees in priority to the Ordinary Shareholders, Ordinary Registered Pledgees or Holders of Fractional Ordinary Shares.

(Distribution of Residual Assets)

Article 12.

1. In respect of the distribution of residual assets, the Company shall pay to the Preferred Shareholders or Preferred Registered Pledgees in priority to the Ordinary Shareholders, Ordinary Registered Pledgees or Holders of Fractional Ordinary Shares, such amount as described below:

             Class 1 Preferred Shares:           Three million (3,000,000) yen per share
             Class 2 Preferred Shares:           Two million (2,000,000) yen per share
             Class 3 Preferred Shares:           Two million, five hundred thousand
                     (2,500,000) yen per share

             Class 4 Preferred Shares:           Two million, five hundred thousand
                     (2,500,000) yen per share

2. The Company shall not make a distribution of residual assets other than those provided for in the preceding paragraph to the Preferred Shareholders or Registered Preferred Pledgees.

(Voting Rights)

Article 13.

          Unless otherwise provided for by laws or regulations, the Preferred Shareholders shall not have voting rights at any general meeting of shareholders.

(Consolidation or Split of Preferred Shares and Subscription Rights, etc.)

Article 14.
1. Unless otherwise provided for by laws or regulations, the Company shall not consolidate nor split any Preferred Shares.

2. The Company shall not grant the Preferred Shareholders any pre-emptive rights to subscribe for new shares nor any pre-emptive rights to subscribe for bonds with stock acquisition rights.

(Retirement of Preferred Shares)

Article 15.

1. The Company may, at any time, purchase Preferred Shares and retire them at the purchase price thereof by appropriation of retained earnings distributable to shareholders.

2. The Company may, at any time on and after January 21, 2004, redeem Class 1 Preferred Shares, in whole or in part, at three million (3,000,000) yen per share.

3. The Company may, after issuance of the Class 3 Preferred Shares and after the lapse of the period designated by resolution of the Board of Directors adopted on the issuance of such Preferred Shares, redeem Class 3 Preferred Shares, in whole or in part, at such time as determined by said resolution of the Board of Directors and at such redemption price as deemed appropriate giving due consideration to the prevailing market conditions.

4. The retirement of Preferred Shares pursuant to the first paragraph hereof may be made in respect of any one or more classes of Class 1 Preferred Shares, Class 2 Preferred Shares, Class 3 Preferred Shares and Class 4 Preferred Shares.

5.        Partial redemption shall be effected by way of lot or other method.

(Conversion into Ordinary Shares)

Article 16.

1. Any holder of Class 2 Preferred Shares may request conversion of the Class 2 Preferred Shares into Ordinary Shares of the Company pursuant to the terms provided for in Article 1 of the Supplement to these Articles.

2. Any holder of Class 4 Preferred Shares may request conversion of the Class 4 Preferred Shares into Ordinary Shares of the Company during the period in which requests for conversion may be made as determined by a resolution of the Board of Directors adopted on issuance of such Preferred Shares, pursuant to the terms of conversion as designated by such resolution.

(Mandatory Conversion)

Article 17.

1. Any of the Class 2 Preferred Shares, in respect of which a request for conversion has not been made during the period in which requests for conversion may be made, shall be mandatorily converted on the day immediately following the last day of such period (hereinafter referred to as the "Mandatory Conversion Date") into such number of Ordinary Shares and fractional Ordinary Shares as shall be obtained by dividing two million (2,000,000) yen by the average daily closing price (including closing bids or offered prices) of the Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the Mandatory Conversion Date, and such calculation shall be made to the second decimal place denominated in Yen, and rounded to one decimal place when equal to or more than 0.05 yen, disregarding amounts less than 0.05 yen. In such a case, if the relevant average price is less than seven hundred fourteen thousand, two hundred eighty-five (714,285) yen, the relevant Preferred Shares shall be converted into such number of Ordinary Shares and fractional Ordinary Shares as shall be obtained by dividing two million (2,000,000) yen by seven hundred fourteen thousand, two hundred eighty-five (714,285) yen.

2. Any of the Class 4 Preferred Shares, in respect of which a request for conversion has not been made during the period in which requests for conversion may be made, shall be mandatorily converted on the Mandatory Conversion Date into such number of Ordinary Shares and fractional Ordinary Shares as shall be obtained by dividing the amount equivalent to the subscription amount per Class 4 Preferred Share by the average daily closing price (including closing bids or offered prices) of the Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the Mandatory Conversion Date, and such calculation shall be made to the second decimal place denominated in Yen, and rounded to one decimal place when equal to or more than 0.05 yen, disregarding amounts less than 0.05 yen. In such a case, if the relevant average price is less than the amount equivalent to six hundred thousand (600,000) yen or more as determined by a resolution of the Board of Directors adopted on issuance, the relevant Preferred Shares shall be converted into such number of Ordinary Shares and fractional Ordinary Shares as shall be obtained by dividing the amount equivalent to the subscription amount per Class 4 Preferred Share by such amount.

3. In the calculation of the number of Ordinary Shares provided for in the preceding two paragraphs, if any number less than one one-hundredth (1/100) of a share is yielded, the provisions concerning consolidation of shares as provided for in the Commercial Code shall apply mutatis mutandis.

(Order of Priority)

Article 18.

          Class 1 Preferred Shares, Class 2 Preferred Shares, Class 3 Preferred Shares and Class 4 Preferred Shares shall rank pari passu with each other in respect of the payment of Preferred Dividends and Preferred Interim Dividends, and the distribution of residual assets.

(Prescription Period)

Article 19.

          The provisions set forth in Article 38 of these Articles shall apply mutatis mutandis to the payment of Preferred Dividends and Preferred Interim Dividends.

                                   CHAPTER IV.

                         GENERAL MEETING OF SHAREHOLDERS

(Convocation)

Article 20.

1. An ordinary general meeting of shareholders shall be convened within three (3) months from the last day of each fiscal year.

2. An extraordinary general meeting of shareholders shall be convened whenever necessary.

(Chairman)

Article 21.

1. The President and Director of the Company shall act as chairman at the general meeting of shareholders.

2. If the President and Director is unable to so act, one of the other Directors shall act on such person's behalf in an order previously determined by the Board of Directors.

(Method of Resolution)

Article 22.

1. Unless otherwise provided for by laws or regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by a majority vote of the shareholders present.

2.        Resolutions of a general meeting of shareholders provided for in
          Article 343 of the Commercial Code and resolutions of a general meeting of shareholders for which method of resolution provided for in such Article 343 shall be applied mutatis mutandis pursuant to the Commercial Code and other laws and regulations shall be adopted by an affirmative vote of two-thirds (2/3) or more of the voting rights of shareholders present at the general meeting of shareholders at which the quorum shall be one-third (1/3) or more of the voting rights owned by all shareholders.

(Voting by Proxy)

Article 23.

1. Shareholders may exercise their voting rights at the relevant general meeting of shareholders by appointing a proxy who shall be a shareholder of the Company entitled to exercise voting rights at such meeting.

2. In the case of preceding paragraph, the shareholder or proxy shall submit to the Company a document evidencing the authority to act as proxy at each general meeting of shareholders.

(Minutes)

Article 24.

          The substance of proceedings and the results of the general meetings of shareholders shall be stated or recorded in the minutes, to which the chairman of the meeting and the Directors present thereat shall affix their names and seals or electronic signature.

(General Meetings of Holders of Class Shares)

Article 25.

          The provisions of Articles 21, 23 and 24 of these Articles shall apply mutatis mutandis to the general meetings of holders of class shares.

                                   Chapter V.

                        Directors and Board of Directors

(Number of Directors and Method of Election)

Article 26.

1. The Company shall have not more than fifteen (15) Directors, who shall be elected at a general meeting of shareholders.

2. A resolution for the election of Directors shall be adopted by a majority vote of the shareholders present at the relevant meeting who shall hold voting rights representing in aggregate one-third (1/3) or more of the voting rights owned by all shareholders.

3. Resolutions for the election of Directors shall not be made by cumulative voting.

(Term of Office)

Article 27.

           The term of office of Directors shall expire at the close of the ordinary general meeting of shareholders held in respect of the last settlement of accounts within two (2) years after their assumption of office.

(Representative Director and Directors with Executive Power)

Article 28.

1. The Board of Directors shall, by resolution, elect Representative Director(s) from among the Directors.

2.         Representative Directors shall severally represent the Company.

3. The Board of Directors shall, by resolution, appoint the Chairman and Director and the President and Director.

4. The Board of Directors may, by resolution, appoint several Deputy Presidents, Senior Managing Directors and Managing Directors.

(Board of Directors)

Article 29.

1. The Board of Directors shall determine the management of the affairs of the Company and supervise the performance of duties by Directors.

2. Unless otherwise provided for by laws and regulations, the Chairman and Director shall convene meetings of the Board of Directors and act as chairman thereat. If the Chairman and Director is unable to act as such, one of the other Directors shall act on such person's behalf in an order previously determined by the Board of Directors.

3. Notice to convene a meeting of the Board of Directors shall be given to each Director and Corporate Auditor at least three (3) days prior to the date of such meeting; provided, however, that in cases of emergency, such period may be shortened.

4. Unless otherwise provided for by laws or regulations, resolutions of a meeting of the Board of Directors shall be adopted by a majority vote of the Directors present who shall constitute in number a majority of the Directors of the Company.

5. The substance of proceedings and the results of meetings of the Board of Directors shall be stated or recorded in the minutes, to which the Directors and Corporate Auditors present thereat shall affix their names and seals or electronic signature.

                                   CHAPTER VI.

                             CORPORATE AUDITORS AND
                           BOARD OF CORPORATE AUDITORS

(Number of Corporate Auditors)

Article 30.

1. This Company shall have not more than six (6) Corporate Auditors, who shall be elected at a general meeting of shareholders.

2. A resolution for the election of Corporate Auditors shall be adopted by a majority vote of the shareholders present at the relevant meeting, who shall hold voting rights representing in aggregate one-third (1/3) or more of the voting rights owned by all shareholders.

(Term of Office)

Article 31.

           The term of office of Corporate Auditors shall expire at the close of the ordinary general meeting of shareholders held in respect of the last settlement of accounts within four (4) years after their assumption of office.

(Full-time Corporate Auditors)

Article 32.

           The Corporate Auditors shall appoint several full-time Corporate Auditors from among themselves.

(Board of Corporate Auditors)

Article 33.

1. The Board of Corporate Auditors shall have the authority provided for by laws and regulations and also shall determine matters concerning the performance of duties by Corporate Auditors; provided, however, that the Board of Corporate Auditors shall not prevent the Corporate Auditors from exercising their power and authority.

2. Notice to convene a meeting of the Board of Corporate Auditors shall be given to each Corporate Auditor at least three (3) days prior to the date of such meeting; provided, however, that in cases of emergency, such period may be shortened.

3. Unless otherwise provided for by laws or regulations, resolutions of a meeting of the Board of Corporate Auditors shall be adopted by a majority vote of the Corporate Auditors.

4. The substance of proceedings and the results of meetings of the Board of Corporate Auditors shall be stated or recorded in the minutes, to which the Corporate Auditors present thereat shall affix their names and seals or electronic signatures.

                                  CHAPTER VII.

                                    ACCOUNTS

(Fiscal year and Settlement of Accounts)

Article 34.

           The fiscal year of the Company shall commence on April 1 of each year and end on March 31 of the following year and the accounts of each fiscal year shall be settled as of the last day of such fiscal year.

(Dividends)

Article 35.

           The Company's dividends shall be paid to the shareholders or registered pledgees whose names have been entered or recorded in the final register of shareholders as well as to the fractional shareholders whose names have been entered or recorded in the final ledger of fractional shares as of March 31 of each year.

(Interim Dividends)

Article 36.

           By resolution of the Board of Directors, the Company may pay cash pursuant to Article 293-5 of the Commercial Code (referred to as the "Interim Dividends" in these Articles of Incorporation) to the shareholders or registered pledgees whose names have been entered or recorded in the final register of shareholders as well as to the fractional shareholders whose names have been entered or recorded in the final ledger of fractional shares as of September 30 of each year.

(Conversion of Class 2 Preferred Shares or Class 4 Preferred Shares and
Dividends)

Article 37.

           Initial Dividends or Interim Dividends payable on the Ordinary Shares issued upon conversion of Class 2 Preferred Shares or Class 4 Preferred Shares issued by the Company shall be paid, deeming that the conversion took effect as of April 1, if a request for conversion or mandatory conversion is made during the period of April 1 through September 30 or as of October 1, if such request or conversion is made during the period of October 1 through March 31 of the following year.

(Prescription for Payment of Dividends)

Article 38.

           The Company shall be released from the obligation to pay Dividends or Interim Dividends as have not been received after the lapse of five (5) full years from the date of commencement of payment thereof. Dividends and Interim Dividends of the Company shall bear no interest.

                                   SUPPLEMENT

(Terms Concerning Conversion of Class 2 Preferred Shares)

Article 1.

           The terms concerning the conversion of Class 2 Preferred Shares provided for in Paragraph 1, Article 16 of these Articles shall be as follows:

1.         Period during which a request for conversion may be made:

                 From July 31, 2003 until July 31, 2008 inclusive. Provided, however, that if, in accordance with Paragraph 2, Article 6 of these Articles, the Company has fixed a date as the record date to determine the shareholders who are entitled to exercise their voting rights at a general meeting of shareholders, the period from the date immediately following such fixed date until the date on which such general meeting is concluded shall be excluded.

2.         Terms of conversion:

   A.      Initial conversion price:

                 The initial conversion price shall be one million, three hundred ninety-one thousand, four hundred twenty-eight (1,391,428) yen.

   B.      Reset of conversion price:

                 The conversion price shall be reset to an amount obtained by multiplying the current market price of the Ordinary Shares on August 1, 2003 and thereafter on August 1 of each year until August 1, 2007 inclusive (each hereinafter referred to as the "Reset Date"), by 1.02 (any fraction less than one (1) yen being raised to one (1) yen); hereinafter referred to as the "Current Market Price After Reset") on and after such Reset Date. The term "current market price" above means the average daily closing price (including closing bids or offered prices) of the Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading-days (excluding a trading-day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading-day prior to such Reset Date. The above price shall be calculated to the second decimal place denominated in Yen and rounded up to the first decimal place when equal to or more than 0.05 yen, disregarding amounts less than 0.05 yen. In such cases, if the relevant Current Market Price After Reset is above the initial conversion price, the conversion price after reset shall be the initial conversion price (hereinafter referred to as the "Conversion Ceiling Price", which shall be subject to adjustment as set forth in subparagraph C below), and if the relevant Current Market Price After Reset is below seven hundred fourteen thousand, two hundred eighty-five (714,285) yen, the conversion price after reset shall be seven hundred fourteen thousand, two hundred eighty-five (714,285) yen (hereinafter referred to as the "Conversion Floor Price", which shall be subject to adjustment as set forth in subparagraph C below). If any of the events of the adjustment of the conversion price as set forth in subparagraph C below occurs during the above forty-five (45) trading-day period, the average price above shall be adjusted in the same way as in subparagraph C below.

   C.      Adjustment of conversion price:

           a. After issuance of the Preferred Shares, if any of the following events occurs, the conversion price (including the Conversion Ceiling Price and the Conversion Floor Price) shall be adjusted by the following formula (hereinafter referred to as the "Conversion Price Adjustment Formula"), and the conversion price after adjustment shall become effective on and after the dates set forth in each of the following items; provided, however, if the conversion price calculated by the Conversion Price Adjustment Formula is less than one hundred thousand (100,000) yen, the conversion price after adjustment shall be one hundred thousand (100,000) yen.

                              Number of             Number of newly
                              issued Ordinary   +   issued Ordinary    X  Subscription amount per share
                              Shares                Shares
                                                    ----------------------------------------------------------------
           Conversion price   Conversion price                       Current market price per share
           after adjustment = before adjustment  X
                                                    ----------------------------------------------------------------
                                                    Number of issued       +        Number of newly issued Ordinary
                                                    Ordinary Shares                  Shares

               (1) In case the Company issues Ordinary Shares for consideration of a subscription amount less than the current market price per share to be applied to the Conversion Price Adjustment Formula:

                     The conversion price after adjustment shall become effective as from the date immediately following the payment date for the issue of such Ordinary Shares or as from the date immediately following the date, if prescribed, on which the shareholders are entitled to the exchange of such Ordinary Shares.

               (2) In case the Company issues Ordinary Shares by way of stock split:

                     The conversion price after adjustment shall become effective as from the date immediately following the date, on which the shareholders are entitled to the exchange of such Ordinary Shares to be issued by way of stock split.

                     Provided, however, if the Board of Directors of the Company determines that the stock split and issue of the Ordinary Shares thereby shall be effected by a transfer of distributable retained earnings to capital, and the date prescribed for the exchange of such Ordinary Shares to shareholders falls on or prior to the date of the close of the relevant ordinary general meeting of shareholders at which the required transfer of distributable retained earnings to capital is to be approved, the conversion price after adjustment shall become effective as from the date immediately following the date on which the ordinary general meeting of shareholders approving such transfer is concluded.

               (3) In case the Company issues securities entitling the holders thereof to exercise the conversion of such securities into Ordinary Shares or stock acquisition rights for new Ordinary Shares at a price less than the current market price per share to be applied to the Conversion Price Adjustment Formula:

                     The conversion price after adjustment shall become effective as from the date immediately following the date of issue of such securities or as from the date immediately following the date, if prescribed, on which the shareholders are entitled to the exchange of such securities, on the assumption that all such securities are converted or all the subscription rights entitled by such securities are exercised on the date of issue of such securities or at the close of such date prescribed on which the shareholders are entitled to the exchange of such securities.

           b. In addition to the situations set forth in clause a above, if an adjustment of the conversion price (including the Conversion Ceiling Price and Conversion Floor Price) is required by virtue of any amalgamation or merger, capital decrease or consolidation of Ordinary Shares, etc., the conversion price shall be adjusted to such price as the Board of Directors of the Company determines appropriate.

           c. The "current market price per share" in the Conversion Price Adjustment Formula means the average daily closing price (including the closing bid or offered price) of the Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading-days (excluding a trading-day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading-day prior to the date on which the conversion price after adjustment becomes effective (or, in the case referred to in the proviso of sub-clause C.a(2) above, the date prescribed for the exchange of Ordinary Shares to shareholders). The above price shall be calculated to the second decimal place denominated in Yen and rounded up to the first decimal place when equal to or more than 0.05 yen, disregarding amounts less than 0.05 yen. If any of the events of adjustment of conversion price as set forth in clause C.a or b above occurs during the above forty-five (45) trading-day period, the conversion price after adjustment shall be adjusted in the same way as in clause C.a or b above.

           d. The "conversion price before adjustment" in the Conversion Price Adjustment Formula means the conversion price effective as of the date immediately preceding the date on which the conversion price after adjustment becomes effective. The "number of issued Ordinary Shares" in the Conversion Price Adjustment Formula means the number of Ordinary Shares of the Company issued and outstanding on the date, if prescribed, on which the shareholders are entitled to the exchange, or if such date is not prescribed, on the date one calendar month prior to the date on which the conversion price after adjustment is to become effective.

           e. The "subscription amount per share" in the Conversion Price Adjustment Formula means, in case of sub-clause C.a(1) above, such subscription amount (in case payment thereof is made by any assets other than cash, the fair value of the relevant assets), in case of sub-clause C.a(2) above, zero yen, and in case of sub-clause C.a(3) above, the relevant conversion price or exercise price of such stock acquisition rights, respectively.

           f. The "number of newly issued Ordinary Shares" in the Conversion Price Adjustment Formula means in cases of sub-clauses C.a(1) and
               (2), the number of Ordinary Shares issued in each case, and in case of sub-clause C.a(3), the number of Ordinary Shares deemed to be issued in such case.

           g. Calculations using the Conversion Price Adjustment Formula shall be made to the second decimal place denominated in Yen and rounded up to the first decimal place when equal to or more than
               0.05 yen, disregarding amounts less than 0.05 yen.

           h. In case a differential between the conversion price after adjustment calculated by the Conversion Price Adjustment Formula and the conversion price before adjustment is less than one thousand (1,000) yen, no adjustment shall be made; provided, however, that in case any event occurs thereafter that would require adjustment of the conversion price and calculation of conversion price need be made, the conversion price before adjustment minus such differential shall be applied to the conversion price before adjustment in the Conversion Price Adjustment Formula.

   D.      Number of Ordinary Shares to be issued upon conversion:

               The number of Ordinary Shares to be issued upon conversion of the Preferred Shares shall be determined in accordance with the following formula:

                                            Number of Preferred
               Number of Ordinary           Shares delivered for
               Shares to be issued          conversion by            x Two million (2,000,000) yen
               upon conversion         =    Preferred Shareholders
                                            ----------------------------------------------------------
                                                            Conversion price

               In the calculation of the number of Ordinary Shares to be issued upon conversion, any fraction equivalent to the integral multiple of one one-hundredth of a share shall be entered or recorded in the ledger of fractional shares, and any fraction less than one one-hundredth of a share shall be raised to one one-hundredth.

(Interim Measures Regarding Effective Date of System for Requesting the Company to Sell Fractional Shares)

Article 2.

           Amendments to the provisions of Article 7, Article 8 and Article 9 regarding a system for requesting the Company to sell fractional shares shall be in effect on July 1, 2003.

                                                                           -End-

Date of Establishment
April 2, 2001

Date of Amendment
June 27, 2002
June 27, 2003